Exhibit 99.1

PEDEVCO Announces Successful Results of Horizontal San Andres Wells Drilled in its Permian Basin Asset

Houston, Texas, April 29, 2019 – PEDEVCO Corp. (NYSE American: PED) (the “Company”) today announced the results of its first horizontal well drilled in the Company’s Chaveroo field of the prolific San Andres play in the Northwest Shelf of the Permian Basin situated in West Texas and eastern New Mexico. This first well, the Haley Chaveroo SA Unit 305H (“Haley 305 well”), was spud in December 2018, completed in February 2019, and put on production in March 2019, reaching a peak daily rate of 539 barrels of oil equivalent per day (“BOEPD”) (88% oil), or 138 BOE per 1,000 feet. The well’s current thirty-day average initial production rate (“IP30”) of 480 BOEPD (88% oil) and climbing is in the top-10 percentile of San Andres horizontal wells drilled in the Northwest Shelf and Central Basin Platform based on IHS Markit data for 778 horizontal producers as of March 2019 (December 2018 reporting month).

The Haley 305 well was the first of four horizontal San Andres wells bearing 1-mile lateral lengths that the Company drilled in the Chaveroo field in December 2018 in Phase One of its 2019 development plan, all of which wells were completed by March 2019, and are proving to be capable of producing in economic quantities exceeding the Company’s anticipated type-curve, with three wells currently flowing back and the fourth temporarily shut-in while awaiting further salt water disposal capacity. The Company plans to announce IP30 rates from all these wells by the end of Q2 2019.

J. Douglas Schick, President of the Company, commented, “We are very pleased with the positive results from the Haley 305 well, which we believe further validates our development plans and tremendous value and opportunity presented by our Permian Basin assets. With these encouraging Phase One results, we are excited to continue into Phase Two of our 2019 development plan.”

Dr. Simon Kukes, the Company’s CEO, further commented, “I am very pleased with our initial Haley 305 well coming in among the top 10% of all San Andres horizontal wells, and look forward to proceeding into Phase Two of our 2019 development plan which calls for the drilling and completion of at least an additional eight San Andres wells in 2019, with over 150 highly economic horizontal drilling locations identified and remaining for future development. With the success of these initial wells, I am personally committed, through my investment company SK Energy LLC, to fully fund the Company’s 2019 Permian Basin development program on terms to be agreed with the Company to the extent acceptable funding is unavailable from outside sources.”

About PEDEVCO Corp.

PEDEVCO Corp. (NYSE American: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects in the United States. The Company’s principal assets are its San Andres Asset located in the Northwest Shelf of the Permian Basin in eastern New Mexico, and its D-J Basin Asset located in the D-J Basin in Weld and Morgan Counties, Colorado. PEDEVCO is headquartered in Houston, Texas.

Cautionary Statement Regarding Forward Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Acts”). In particular, when used in the preceding discussion, the words "estimates," "believes," "hopes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 under the heading "Risk Factors". The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements, except as otherwise required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. Readers are also urged to carefully review and consider the other various disclosures in the Company's public filings with the Securities Exchange Commission (SEC).

Contacts

PEDEVCO Corp.
1-855-733-3826
PR@pedevco.com